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                                                                    EXHIBIT 99.4


                            225 BARONNE STREET, INC.
                                INCOME STATEMENT
                   FOR THE TWO MONTHS ENDED FEBRUARY 28, 1998

                     (See Accountants' Compilation Report)

                                                       2 Months Ended
                                                       Feb. 28, 1998
                                                       --------------
REVENUE:
  RENTAL INCOME                                            344,542.38
  OTHER INCOME                                                 336.22
                                                        -------------

     TOTAL REVENUE                                         344,878.60
                                                        -------------
COST OF OPERATIONS:
  RENTAL OPERATING COSTS                                   210,412.84
                                                        -------------

     INCOME (LOSS) FROM OPERATIONS                         134,465.76
                                                        -------------
OTHER INCOME AND (EXPENSES):
  INVESTMENT INCOME                                            750.00
  INTEREST EXPENSE                                          (2,355.70)
                                                        -------------

     TOTAL OTHER INCOME AND (EXPENSES)                      (1,605.70)
                                                        -------------

     NET INCOME (LOSS)                                  $  132,860.06
                                                        =============





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